Exhibit 99.1

Patterson Companies Reports Record Fiscal 2015 Fourth Quarter Operating Results

•	Sales totaled $1.1 billion, up 6.7 percent on constant currency basis, with adjusted earnings per diluted share of $0.68

•	Dental sales expanded by 10.3 percent on a constant currency basis, reflecting strong equipment sales

•	Full fiscal-year sales rose 8.7 percent on a constant currency basis, with adjusted earnings per share of $2.27

•	Company provides adjusted earnings guidance range for fiscal year 2016

St. Paul, Minn. — May 21, 2015 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported that consolidated sales totaled $1.1 billion (see attached Sales Summary for further details) in its fiscal fourth quarter ended April 25, 2015; 4.2 percent higher than fiscal 2014. Reported net income totaled $64.5 million, or $0.65 per diluted share, compared to $55.7 million, or $0.55 per diluted share during the same period last fiscal year. After adjusting for one-time transaction costs related to the pending acquisition of Animal Health International and the potential sale of Patterson Medical, fourth quarter fiscal 2015 earnings per diluted share were $0.68.

“Executing on our strategic plan and focusing on operational discipline enabled Patterson to close fiscal 2015 with healthy contributions from all three of our businesses,” said Scott Anderson, chairman and chief executive officer. “We are encouraged by the momentum we are seeing in all of our business units. As we work to complete the acquisition of Animal Health International and the potential sale of our Medical unit, we are confident that the transformation we are pursuing for Patterson will lead to long-term growth and success.”

Patterson Dental

Sales for Patterson Dental, which accounts for approximately 59 percent of total sales, increased to $679.1 million, up 10.3 percent on a constant currency basis, from the year-earlier period. Also, on a constant currency basis, sales by category versus the prior-year quarter were as follows:

•	Dental equipment and software improved 23.3 percent led by strong CEREC CAD/CAM and digital technology sales;

•	Consumable dental supplies increased 3.3 percent; and

•	Other services and products, consisting primarily of technical service, parts and labor, software support services and artificial teeth, climbed 6.0 percent.

Commented Anderson, “We are pleased with the growth and share gains in technology-oriented sales, driven by Patterson’s industry-leading sales, technical service and after-sales support. We believe that dentists’ willingness to invest in technology affirms the trend toward dental-office digitization. Our technology and expanding core dental equipment offerings, complemented by Patterson’s high-touch service, position us well to capitalize on stable-to-steadily improving market dynamics.”

Patterson Veterinary

Sales for Patterson Veterinary, the company’s second largest business, increased to $356.0 million, or up 2.7 percent on a constant currency basis. For veterinary sales by category, again on a constant currency basis, versus the year-ago quarter:

•	Consumable sales rose 1.7 percent;

•	Equipment sales increased 31.8 percent; and

•	Sales of other services and products, consisting primarily of technical service, parts and labor, and software support services, were up 2.5 percent.

Anderson continued, “Patterson Veterinary, which represented about one-third of our total sales, reported growth in the fiscal fourth quarter as we continue to transition to a new diagnostic manufacturer relationship. We believe our recently announced agreement to acquire Animal Health International will strengthen the scale and market position of Patterson Veterinary, expanding our presence in production and companion animal markets.”

On May 4, 2015, Patterson Companies announced a definitive agreement to acquire Animal Health International, Inc., a leading production animal health distribution company in the United States. This acquisition will more than double the size of Patterson’s veterinary business. The combined unit will offer a range of products and services to customers in the United States, Canada and the United Kingdom.

Patterson Medical

Sales for Patterson Medical, the company’s rehabilitation supply and equipment business, totaled $113.8 million in the fiscal 2015 fourth quarter, up 3.7 percent, excluding currency and prior-year divestiture impacts. Consolidated sales of Patterson Medical currently represent approximately 10 percent of total company sales.

Anderson said, “Earlier this month, we announced the potential sale of our Medical unit. Our initiatives to improve the performance of Patterson Medical were again demonstrated as we posted sales gains for the fourth consecutive quarter. We believe that Patterson Medical will flourish under a new owner that can focus on driving growth in the rehabilitation space.”

Share Repurchases and Dividends

For the fiscal 2015 year, Patterson repurchased approximately 1.2 million shares of its outstanding common stock, with a value of $47.5 million, leaving approximately 21 million shares for repurchase under the current authorization. The company also increased its dividend in the fiscal fourth quarter by 10 percent to $0.22 per share and paid $21.5 million in cash dividends to shareholders in the period. The company paid $81.8 million in dividend payments for fiscal year 2015.

Full-Year Results

Consolidated sales for the full fiscal 2015 year totaled $4.4 billion, up 8.7 percent on a constant currency basis from $4.1 billion in fiscal 2014. Adjusted net income was $226.2 million, or $2.27 per diluted share (adjusted for $0.03 per diluted share of one-time transaction costs related to the acquisition of Animal Health International and the potential sale of Patterson Medical), compared to adjusted net income of $213.9 million, or $2.10 per diluted share, in fiscal 2014 (adjusted for $0.13 per share of costs for the Patterson Medical restructuring).

Business Outlook

Anderson concluded, “We begin fiscal 2016 with optimism and momentum. Our previously announced agreement to acquire Animal Health International, along with the potential divestiture of our Medical unit, have the potential to transform Patterson Companies and our growth profile. As we move into the new fiscal year, we are encouraged by the stable-to-strengthening demand across all of our businesses. We are establishing our adjusted fiscal 2016 earnings guidance in the range of $2.40-$2.50 per diluted share.”

The fiscal 2016 annual financial outlook and adjusted earnings guidance:

•	Assumes stable North American and international markets – conditions similar to fiscal 2015

•	Includes the impact of an extra week in fiscal 2016 compared to the previous year

•	Excludes the following:

•	Approximately $0.05 of one-time training costs related to the company’s enterprise resource planning implementation

•	The impact from additional share repurchases that may occur

•	The impact of the Animal Health International acquisition and potential Medical divestiture

Fourth Quarter and Full Fiscal Year Reconciliation

The following non-GAAP table is provided to adjust reported net income for the impact of the costs associated with restructuring the medical segment and one-time transaction costs related to the pending acquisition of Animal Health International and the potential sale of Patterson Medical. Management believes that the adjusted income amounts provide a helpful representation of the company’s current quarter performance.

(Dollars in thousands, except EPS)
	Three Months Ended		Twelve Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Net Income - reported	$64,518	$55,670	$223,261	$200,612
Restructuring costs	—	5,701	—	13,267
One-time transaction costs	2,894	—	2,894	—

Net Income - adjusted	$67,412	$61,371	$226,155	$213,879

Diluted Earnings Per Share - reported	$0.65	$0.55	$2.24	$1.97
Restructuring costs	—	0.06	—	0.13
One-time transaction costs	0.03	—	0.03	—

Diluted Earnings Per Share - adjusted	$0.68	$0.61	$2.27	$2.10

Fourth Quarter Conference Call and Replay

Patterson’s fourth quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fourth quarter conference call can be heard for one week at 888-203-1112 and by providing the Conference ID 1982881, when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Patterson Veterinary is a leading distributor in the U.S. and U.K. of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals predominantly to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. Any statements made in this press release about the Company’s future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading “Business Outlook”, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets” and/or similar expressions. These forward-looking statements are based on the Company’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of the Company’s most recent Annual Report on Form 10-K, which factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, the Company does not intend to update or revise the forward-looking statements.

For additional information contact:

Ann B. Gugino

Vice President & CFO

651-686-1600

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014

Net sales	$1,148,854	$1,102,077	$4,375,020	$4,063,715

Gross profit	333,600	315,868	1,238,206	1,198,278

Operating expenses	226,904	223,267	864,779	852,522

Operating income	106,696	92,601	373,427	345,756

Other expense, net	(7,511)	(7,479)	(30,756)	(32,844)

Income before taxes	99,185	85,122	342,671	312,912

Income taxes	34,667	29,452	119,410	112,300

Net income	$64,518	$55,670	$223,261	$200,612

Earnings per share:
Basic	$0.65	$0.56	$2.26	$1.99
Diluted	$0.65	$0.55	$2.24	$1.97

Shares:
Basic	98,981	99,707	98,989	100,727
Diluted	99,677	100,684	99,694	101,643

Dividends declared per common share	$0.22	$0.20	$0.82	$0.68

Gross margin - adjusted	29.0%	28.7%	32.2%	32.2%
NVS	—	—	(3.9)	(2.6)
Medical restructuring	—	—	—	(0.1)

Gross margin - reported	29.0%	28.7%	28.3%	29.5%

Operating expenses as a % of net sales - adjusted	19.3%	19.7%	22.5%	22.6%
NVS	—	—	(2.8)	(1.9)
One-time transaction costs	0.4	—	0.1	—
Medical restructuring	—	0.6	—	0.3

Operating expenses as a % of net sales - reported	19.7%	20.3%	19.8%	21.0%

Operating income as a % of net sales - adjusted	9.7%	9.0%	9.7%	9.6%
NVS	—	—	(1.1)	(0.7)
One-time transaction costs	(0.4)	—	(0.1)	—
Medical restructuring	—	(0.6)	—	(0.4)

Operating income as a % of net sales - reported	9.3%	8.4%	8.5%	8.5%

Effective tax rate - adjusted	35.1%	33.7%	35.2%	35.2%
NVS	—	—	(0.4)	(0.3)
One-time transaction costs	(0.1)	—	—	—
Medical restructuring	—	0.9	—	1.0

Effective tax rate - reported	35.0%	34.6%	34.8%	35.9%

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 25, 2015	April 26, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$400,632	$305,683
Receivables	644,139	607,580
Inventory	456,687	436,463
Prepaid expenses and other current assets	71,767	65,991

Total current assets	1,573,225	1,415,717
Property and equipment, net	226,805	204,939
Goodwill and other intangible assets	1,036,928	1,067,583
Investments and other	110,748	176,438

Total assets	$2,947,706	$2,864,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,635	$342,056
Other accrued liabilities	228,050	201,407

Total current liabilities	577,685	543,463
Long-term debt	725,000	725,000
Other non-current liabilities	130,898	124,550

Total liabilities	1,433,583	1,393,013
Stockholders’ equity	1,514,123	1,471,664

Total liabilities and stockholders’ equity	$2,947,706	$2,864,677

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	April 25, 2015	April 26, 2014	Total Sales Growth	Foreign Exchange Impact	Constant Currency Growth
Three Months Ended

Consolidated net sales
Consumable and printed products[1]	$770,282	$774,286	(0.5)%	(2.8)%	2.3%
Equipment and software[1]	292,414	244,367	19.7	(1.8)	21.5
Other	86,158	83,424	3.3	(1.4)	4.7

Total	$1,148,854	$1,102,077	4.2%	(2.5)%	6.7%

Dental supply
Consumable and printed products[1]	$353,597	$345,932	2.2%	(1.1)%	3.3%
Equipment and software[1]	252,859	207,750	21.7	(1.6)	23.3
Other	72,624	69,166	5.0	(1.0)	6.0

Total	$679,080	$622,848	9.0%	(1.3)%	10.3%

Veterinary supply
Consumable and printed products	$332,915	$342,294	(2.7)%	(4.4)%	1.7%
Equipment and software	15,504	11,777	31.6	(0.2)	31.8
Other	7,562	7,768	(2.7)	(5.2)	2.5

Total	$355,981	$361,839	(1.6)%	(4.3)%	2.7%

Rehabilitation supply
Consumable and printed products	$83,769	$86,060	(2.7)%	(3.1)%	0.4%
Equipment and software	24,052	24,840	(3.2)	(4.0)	0.8
Other	5,972	6,490	(8.0)	(1.6)	(6.4)

Total	$113,793	$117,390	(3.1)%	(3.2)%	0.1%

Twelve Months Ended

Consolidated net sales
Consumable and printed products[1]	$3,083,113	$2,810,491	9.7%	(1.1)%	10.8%
Equipment and software[1]	958,067	940,088	1.9	(0.9)	2.8
Other	333,840	313,136	6.6	(0.7)	7.3

Total	$4,375,020	$4,063,715	7.7%	(1.0)%	8.7%

Dental supply
Consumable and printed products[1]	$1,355,982	$1,323,378	2.5%	(0.8)%	3.3%
Equipment and software[1]	818,342	795,132	2.9	(0.9)	3.8
Other	279,971	263,586	6.2	(0.7)	6.9

Total	$2,454,295	$2,382,096	3.0%	(0.8)%	3.8%

Veterinary supply
Consumable and printed products	$1,380,427	$1,134,932	21.6%	(1.6)%	23.2%
Equipment and software	46,671	44,020	6.0	(0.1)	6.1
Other	29,472	24,093	22.3	(1.9)	24.2

Total	$1,456,570	$1,203,045	21.1%	(1.5)%	22.6%

Rehabilitation supply
Consumable and printed products	$346,704	$352,181	(1.6)%	(0.5)%	(1.1)%
Equipment and software	93,054	100,936	(7.8)	(1.3)	(6.5)
Other	24,397	25,457	(4.2)	(0.4)	(3.8)

Total	$464,155	$478,574	(3.0)%	(0.7)%	(2.3)%

[1]	Certain products were reclassed from equipment to consumables in current and prior periods

PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014

Operating income
Dental supply	$70,637	$67,292	$249,575	$249,138
Veterinary supply	16,483	16,680	56,670	49,855
Rehabilitation supply	19,576	8,629	67,182	46,763

	$106,696	$92,601	$373,427	$345,756

Other (expense) income, net
Interest income	$952	$1,090	$4,864	$4,982
Interest expense	(7,868)	(9,132)	(33,693)	(35,713)
Other	(595)	563	(1,927)	(2,113)

	$(7,511)	$(7,479)	$(30,756)	$(32,844)

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	April 25, 2015	April 26, 2014

Operating activities:
Net income	$223,261	$200,612
Depreciation & amortization	51,330	49,986
Non-cash employee based compensation	26,485	20,018
Change in assets and liabilities, net of acquired	(38,385)	(74,780)

Net cash provided by operating activities	262,691	195,836

Investing activities:
Additions to property and equipment, net of disposals	(62,945)	(40,387)
Acquisitions and equity investments	(10,515)	(145,815)
Proceeds from sale	46,369	6,546
Purchase of investments	(543)	(99,672)
Other investing activity	18,035	(4,436)

Net cash used in investing activities	(9,599)	(283,764)

Financing activities:
Dividends paid	(81,760)	(85,657)
Share repurchases	(47,539)	(96,486)
Payment on revolver	(130,000)	(135,000)
Draw on revolver	130,000	135,000
Settlement of swap	(29,003)	—
Retirement of long-term debt	(250,000)	—
Proceeds from issuance of long-term debt	250,000	—
Other financing activities	7,367	21,942

Net cash used in financing activities	(150,935)	(160,201)

Effect of exchange rate changes on cash	(19,805)	7,809

Net increase (decrease) in cash and cash equivalents	$82,352	$(240,320)

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